Exhibit 32.1

CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jack L. Howard, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-Q of Steel Excel Inc. for the three-month period ended September 30, 2014 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Steel Excel Inc. for the quarterly periods covered by the Form 10-Q.

By:/s/Jack L. Howard
Date:	November 6, 2014	Jack L. Howard Principal Executive Officer

I, James F. McCabe, Jr., certify to the best of my knowledge based upon a review of the Form 10-Q, that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Steel Excel Inc. for the periods covered by the Form 10-Q.

By:/s/James F. McCabe, Jr.
Date:	November 6, 2014	James F. McCabe, Jr. Chief Financial Officer